EXHIBIT 99.3


                              VICAR OPERATING, INC.
                        TENDER OF ANY AND ALL OUTSTANDING
                    9.875% SENIOR SUBORDINATED NOTES DUE 2009
               WHICH WERE ORIGINALLY ISSUED IN A PRIVATE OFFERING
                     AND HAVE CERTAIN TRANSFER RESTRICTIONS
                                 IN EXCHANGE FOR
                    9.875% SENIOR SUBORDINATED NOTES DUE 2009
              WHICH ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
                           AND ARE FREELY TRANSFERABLE

To Our Clients:

     Enclosed for your consideration is a prospectus dated January , 2002 ( the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Vicar Operating, Inc. (the "Company") to exchange $170,000,000 aggregate principal amount of new 9.875% senior subordinated notes due 2009 (the "Exchange Notes"), which are registered under the Securities Act of 1933, as amended, and are freely transferable, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, for any and all outstanding 9.875% senior subordinated notes due 2009, originally issued in a private offering on November 27, 2001, and which have certain transfer restrictions (the "Original Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement, dated November 27, 2001.

     This material is being forwarded to you as the beneficial owner of the Original Notes carried by us in your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, ___________, unless extended by the Company in its sole discretion. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1. The Exchange Offer is for any and all Original Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer - Conditions to the Exchange Offer."

     3. Any transfer taxes incident to the transfer of Original Notes from the holder to the Company will be paid by the Company, except as otherwise provided by Instruction 7 in the Letter of Transmittal.


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     4. The Exchange Offer expires at 5:00 P.M., New York City time, on
_______________ unless extended by the Company in its sole discretion.

     If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.



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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Vicar Operating, Inc. with respect to the Original Notes.

     This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Original Notes held by you for my account as indicated below:

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Original Notes
              -----------------------------------------------------------------
                  AGGREGATE PRINCIPAL AMOUNT OF ORIGINAL NOTES

|_| Please do not tender any Original Notes held by you for my account.

Dated:                                                                   , 2002
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Signature(s):
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Please print name(s) here:
                          -----------------------------------------------------

Address(es):
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Area Code and Telephone Number(s):
                                  ---------------------------------------------

Tax Identification or Social Security Number(s):
                                                -------------------------------

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     NONE OF THE ORIGINAL NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED
UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE ORIGINAL NOTES HELD BY US FOR YOUR ACCOUNT.


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